LETTER AGREEMENT

Henderson Global Funds
737 N. Michigan, Suite 1950
Chicago, Illinois  60611

         This Agreement is made as of this 1st day of August 2005 between HENDERSON GLOBAL FUNDS, a Delaware statutory trust (the "Trust") and HENDERSON GLOBAL INVESTORS (NORTH AMERICA) INC., a Delaware corporation (the "Adviser").

         WHEREAS, the Trust and the Adviser have entered into an Investment Advisory Agreement dated August 31, 2001 (the "Investment Advisory Agreement"), as amended by Letter Agreements dated September 24, 2003 and April 30, 2004 (the "Letter Agreements"), under which the Trust has agreed to retain the Adviser to render investment advisory and management services to the Henderson European Focus Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund, Henderson Income Advantage Fund and Henderson U.S. Core Growth Fund (the "Existing Portfolios"), and the Adviser has agreed to render such services to the Existing Portfolios, together with any other Trust portfolios that may be established later;

         WHEREAS, the Trust and the Adviser desire to amend the Investment Advisory Agreement to add breakpoints to the management fee for the Henderson European Focus Fund, Henderson Global Technology Fund, Henderson International Opportunities Fund and Henderson Income Advantage Fund;

         WHEREAS, the amendment to the management fees in the Investment Advisory Agreement will not reduce the quality or quantity of the services provided by the Adviser to the Existing Portfolios and that the Adviser's obligations under the Investment Advisory Agreement will remain the same in all material respects;

         WHEREAS, the management fees for the Henderson Income Advantage Fund and Henderson U.S. Core Growth Fund as set forth in the Letter Agreements and, for administrative convenience of setting forth the management fees for all Existing Portfolios, will be restated and, in the case of Henderson Income Advantage, amended as set forth below.

         NOW THEREFORE, in consideration of the promises and mutual covenants set forth herein, the Trust and the Adviser agree as follows:

1. Section 3, Management Fee of the Investment Advisory Agreement is hereby amended as follows:

                  For the services and facilities described in Section 1, the Trust will pay to the Adviser a management fee based upon an annual percentage of the average daily net assets of each Portfolio, as follows:


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          (a)  For the Henderson European Focus Fund:

               1.00% on the first $500 million of average daily net assets; 0.90% on the next $1billion of average daily net assets; and 0.85% on average daily net assets over $1.5 billion.

          (b)  For the Henderson Global Technology Fund:

               1.00% on the first $500 million of average daily net assets; 0.95% on the next $500 million of average daily net assets; and 0.90% on average daily net assets over $1 billion.

          (c)  For the Henderson International Opportunities Fund:

               1.10% on the first $1 billion of average daily net assets; 0.95% on the next $1 billion of average daily net assets; and 0.85% on average daily net assets over $2 billion.

          (d)  For the Henderson Income Advantage Fund:

               0.85% on the first $500 million of average daily net assets; 0.75% on the next $500 million of average daily net assets; 0.70% on the next $500 million of average daily net assets; and 0.65% on average daily net assets over $1.5 billion.

          (e)  For the Henderson U.S. Core Growth Fund:

               1.10% on the first $150 million of average daily net assets; 0.90% on the next $350 million of average daily net assets; and 0.85% for the balance of average daily net assets thereafter.

2. All the other terms and conditions of the Investment Advisory Agreement shall remain in full effect.

3. This Agreement is hereby incorporated by reference into the Investment Advisory Agreement and is made a part thereof.

4. This Agreement will become effective on August 1, 2005.

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         IN WITNESS WHEREOF, the Trust and the Adviser have cause this Letter
Agreement to be executed as of the day and year first above written.

                                                          HENDERSON GLOBAL FUNDS



                                                          By: /s/ Karen Buiter
                                                              ----------------
                                                              Name: Karen Buiter
                                                              Title: Treasurer


 ATTEST: /s/ Christopher K. Yarbrough
         ----------------------------
         Name:  Christopher K. Yarbrough
         Title:  Secretary


                                                      HENDERSON GLOBAL INVESTORS
                                                      (NORTH AMERICA) INC.



                                       By: /s/ Jim O'Brien
                                           ---------------
                                           Name: Jim O'Brien
                                           Title: Director of Corporate Services


 ATTEST: /s/ Christopher K. Yarbrough
         ----------------------------
         Name:  Christopher K. Yarbrough
         Title:  Legal Counsel

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